Exhibit 15.1

September 18, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated April 22, 2025 and July 22, 2025 on our reviews of interim financial information of RTX Corporation, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts